Exhibit 10.24

Application Form
This Application Form is important. If you are in doubt as to how to deal with it, please contact your stockbroker or professional adviser without delay. You should read the entire Prospectus dated 12 November 2010 consisting of 168 pages, carefully before completing this Application Form. To meet the requirements of the Corporations Act, this Application Form must not be distributed to another person unless included in, or accompanied by, the Prospectus dated 12 November 2010. A person who gives another person access to this Application Form must, at the same time and by the same means, give the other person access to the Prospectus. The Company will send you a free paper copy of the Prospectus if you have received an electronic prospectus and you ask for a paper copy before the Prospectus expires on 12 December 2011.

Registry Use Only

Broker Code	Adviser Code

A	I/we apply for (Insert Number of CDIs)

B	I/we lodge full Application Money

Number of CDIs in REVA Medical, Inc (Company) at A$1.10 per CDI. Each CDI represents one-tenth of a share of common stock in the Company.
Note: Minimum of 2,000 CDIs (A$2,200, equivalent to 200 Shares) to be applied for, and thereafter in multiples of 1,000 CDIs (A$1,100, equivalent to 100 Shares)

C	Individual/Joint applications — refer to naming standards overleaf for correct forms of registrable title(s)

Title or Company Name	Given Name(s)	Surname

Joint Applicant 2 or Account Designation

Joint Applicant 3 or Account Designation

D	Enter your postal address — Include State and Postcode

Unit	Street Number	Street Name or PO Box /Other Information

City / Suburb / Town	State	Postcode

E	Enter your contact details

Contact Name	Telephone Number — Business Hours / After Hours

Email Address

F	CHESS Participant
Holder Identification Number (HIN)

Please note that if you supply a CHESS HIN but the name and address details on your form do not correspond exactly with the registration details held at CHESS, your application will be deemed to be made without the CHESS HIN, and any securities issued as a result of the Offer will be held on the Issuer Sponsored subregister.

Payment details – Please note that funds are unable to be directly debited from your bank account

G	Drawer	Cheque/Bank Draft Number	BSB Number	Account Number	Amount of Cheque/Bank Draft

Make your cheque or bank draft payable to “REVA Medical — Offer”
1)	By submitting this Application Form and applying for CDIs, I/we declare that this application is completed and lodged according to the Prospectus and the declarations/statements on the reverse of this Application form and I/we declare that all details and statements made by me/us (including the declaration on the reverse of this Application Form) are complete and accurate. I/we agree to be bound by the Bylaws and Certificate of Incorporation of the Company.

2)	I/We enclose my/our cheque and/or bank draft for an amount shown being payment at A$1.10 per CDI (each CDI equivalent to one-tenth of a Share or A$11.00 per Share), and understand that no interest will be paid on Application Monies.

3)	By completing this Application Form and applying for CDIs, I/we declare that I/we have received the complete electronic Prospectus dated [XX Month 2010] consisting of [XX] pages or a print out of it and the complete electronic copy of the US prospectus dated [XX Month 2010] contained in the Registration Statement or a print out of it.
See back of form for completion guidelines

How to complete this form

Please complete all relevant white sections of the Application Form in BLOCK LETTERS, using black or blue ink. These instructions are cross referenced to each section of the form.
The CDIs to which the Application Form relates are CDIs over Shares in the Company. Further details about the CDIs are contained in the Prospectus dated 12 November 2010 issued by the Company and the US prospectus dated 12 November 2010 contained in the Registration Statement. This Application Form is included in the Prospectus. The Prospectus contains important information about investing in CDIs. You should read the Prospectus before applying for CDIs. The Company will send paper copies of the Prospectus, the US prospectus, any supplementary documents and the Application Form, free of charge on request if you contact the REVA Offer Information Line on 1800 197 827 (from within Australia) or +61 3 9938 4372 (from outside Australia). Australian and New Zealand investors should not rely on any information which is not contained in the Prospectus in making a decision as to whether to acquire securities in the Company under the Offer.
A	CDIs Applied for

Enter the number of CDIs you wish to apply for. The application must be for a minimum of 2,000 CDIs (equivalent to 200 Shares) (A$2,200) and in multiples of 1,000 CDIs (equivalent to 100 Shares) (A$1,100) thereafter. You may be issued all of the CDIs applied for or a lessor number. The issue price is A$1.10 per CDI.

B	Application Monies
Enter the amount of Application Monies. To calculate the amount, multiply the number of CDIs by the A$1.10 per CDI offer price. Please make sure the amount of your cheque and/or bank draft equals this amount.

C	Applicant Name(s)
Enter the full name you wish to appear on the holding statement for your CDIs. This must be either your own name or the name of a company. Up to 3 joint Applicants may register. You should refer to the table below for the correct forms of registrable title. Applications using the wrong form of names may be rejected. Clearing House Electronic Subregister System (CHESS) participants should complete their name identically to that presently registered in the CHESS system.
D	Postal Address
Enter your postal address for all correspondence. All communications to you from the Company and the Registry will be mailed to the person(s) and address as shown. For joint Applicants, only one address can be entered.

E	Contact Details
Enter your contact details. These are not compulsory but will assist us if we need to contact you.

F	CHESS

REVA Medical, Inc (the Company) will apply to the ASX to participate in CHESS, operated by ASX Settlement Pty Limited, a wholly owned subsidiary of Australian Securities Exchange Limited. In CHESS, the company will operate an electronic CHESS Subregister of security holdings and an electronic Issuer Sponsored Subregister of security holdings. Together the two Subregisters will make up the Company’s principal register of securities. The Company will not be issuing certificates to applicants in respect of CDIs allotted. If you are a CHESS participant (or are sponsored by a CHESS participant) and you wish to hold CDIs allotted to you under this Application on the CHESS Subregister, enter your CHESS HIN. Otherwise, leave this section blank and on allotment, you will be sponsored by the Company and allocated a Securityholder Reference Number (SRN).

G	Payment

Make your cheque or bank draft payable to “REVA Medical — Offer” in Australian currency and cross it Not Negotiable. Your cheque or bank draft must be drawn on an Australian Bank.

Complete the cheque details in the boxes provided. The total amount must agree with the amount shown in box B. Please note that funds are unable to be directly debited from your bank account.

Cheques will be processed on the day of receipt and as such, sufficient cleared funds must be held in your account as cheques returned unpaid may not be re-presented and may result in your Application being rejected. Paperclip (do not staple) your cheque(s) to the Application Form where indicated. Cash will not be accepted. Receipt for payment will not be forwarded.

By returning this Application Form with your Application Monies, you agree to these statements. I/We:
•	have read the Prospectus in full;
•	have completed the Application Form accurately and completely;
•	acknowledge that once the Company accepts my/our Application, I/we may not withdraw it;
•	apply for the number of CDIs that I/we apply for (or a lower number allocated in a way allowed under the Prospectus);
•	acknowledge that my/our Application may be rejected by the Company in consultation with the Lead Manager in their absolute discretion;
•	authorise the Lead Manager and the Company and their respective officers or agents, to do anything on my/our behalf necessary (including the completion and execution of documents) for the CDIs to be allocated to me/us;
•	am/are over 18 years of age;
•	agree to be bound by the By-laws and Certificate of Incorporation of the Company;
•	acknowledge that neither the Company nor any person or entity guarantees any particular rate of return on the CDIs, nor do they guarantee the repayment of capital;
•	represent, warrant and agree that I/we am/are not in the United States or a US person, and am/are not acting for the account or benefit of a US person; and
•	represent, warrant and agree that I/we have not received the Prospectus outside Australia and am/are not acting on behalf of a person resident outside Australia unless the CDIs may be offered in my/our jurisdiction without contravention of the security laws of the jurisdiction or any need to register the Prospectus, the CDIs or the Offer.

Lodgement of Application
Application Forms must be received by Computershare Investor Services Pty Limited (“CIS”) Melbourne by no later than 5:00PM (AEDT) on Monday, 6 December 2010. You should allow sufficient time for this to occur. Return the Application Form with cheque(s) attached to:
Computershare Investor Services Pty Limited
GPO Box 7115
SYDNEY NSW 2001
Neither CIS nor the Company accepts any responsibility if you lodge the Application Form at any other address or by any other means.
Privacy Statement
Personal information is collected on this form by Computershare Investor Services Pty Limited (“CIS”), as registrar for securities issuers (“the issuer”), for the purpose of maintaining registers of securityholders, facilitating distribution payments and other corporate actions and communications. Your personal information may be disclosed to our related bodies corporate, to external service companies such as print or mail service providers, or as otherwise required or permitted by law. If you would like details of your personal information held by CIS, or you would like to correct information that is inaccurate, incorrect or out of date, please contact CIS. In accordance with the Corporations Act 2001, you may be sent material (including marketing material) approved by the issuer in addition to general corporate communications. You may elect not to receive marketing material by contacting CIS. You can contact CIS using the details provided on the front of this form or e-mail privacy@computershare.com.au
If you have any enquiries concerning your Application, please contact Computershare Investor Services Pty Limited on 1800 197 827.
Correct forms of registrable title(s)
Note that ONLY legal entities are allowed to hold CDIs. Applications must be made in the name(s) of natural persons, companies or other legal entities in accordance with the Corporations Act. At least one full given name and the surname is required for each natural person. The name of the beneficial owner or any other registrable name may be included by way of an account designation if completed exactly as described in the examples of correct forms of registrable title(s) below.

Type of Investor	Correct Form of Registration	Incorrect Form of Registration

Individual	Mr John Alfred Smith	J.A Smith
- Use given name(s) in full, not initials

Joint	Mr John Alfred Smith &	John Alfred &
- Use given name(s) in full, not initials	Mrs Janet Marie Smith	Janet Marie Smith

Company	ABC Pty Ltd	ABC P/L
- Use company title, not abbreviations		ABC Co

Trusts
- Use trustee(s) personal name(s)	Ms Penny Smith	Penny Smith Family Trust
- Do not use the name of the trust	<Penny Smith Family A/C>

Deceased Estates
- Use executor(s) personal name(s)	Mr Michael Smith	Estate of Late John Smith
- Do not use the name of the deceased	<Est John Smith A/C>

Minor (a person under the age of 18)	Mr John Alfred Smith	Peter Smith
- Use the name of a responsible adult with an appropriate designation	<Peter Smith A/C>

Partnerships	Mr John Smith &
- Use partners personal name(s)	Mr Michael Smith	John Smith & Son
- Do not use the name of the partnership	<John Smith & Son A/C>

Clubs/Unincorporated Bodies/Business Names
- Use office bearer(s) personal name(s)	Mrs Janet Smith	ABC Tennis Association
- Do not use the name of the club etc	<ABC Tennis Association A/C>

Superannuation Funds
- Use the name of trustee of the fund	John Smith Pty Ltd	John Smith Pty Ltd Superannuation Fund
- Do not use the name of the fund	<Super Fund A/C>